Exhibit 99.1

PRESS RELEASE

ON2 TECHNOLOGIES REPORTS PROPOSED SETTELEMENT IN LITIGATION INVOLVING PROPOSED MERGER WITH GOOGLE

Clifton Park, NY (October 26, 2009) - On2 Technologies, Inc. (NYSE Amex: ONT), today reported a proposed settlement, subject to court approval, to resolve litigation involving five purported class action complaints, four filed in the Court of Chancery of the State of Delaware, which have been consolidated into a single action (the “Delaware Action”), and another filed in the Supreme Court of the State of New York, County of Queens (the “New York Action”) that were brought in connection with the proposed acquisition of On2 by Google (the “merger”).

As more fully described in a Form 8-K being filed today by On2 and as disclosed in the registration statement on Form S-4, as amended (the “Registration Statement”), which Google intends to file with the Securities and Exchange Commission (the “SEC”) on or about October 26, 2009, On2 and the On2 board of directors and the plaintiffs to each of the Delaware Action and the New York Action entered into a memorandum of understanding (“MOU”) on October 23, 2009 contemplating the settlement of all claims in each of the Delaware Action and the New York Action. Under the MOU, the plaintiffs, on behalf of themselves and the putative class of plaintiffs, agreed to settle all the aforementioned litigation and release the named defendants in the actions (including Google, which is not participating in the settlement) and their affiliates from, among other things, claims related to the merger. Pursuant to the terms of the MOU, On2 agreed to provide additional supplemental disclosures that are reflected in the proxy statement/prospectus, which forms a part of the Registration Statement. The settlement is contingent upon, among other things, further definitive documentation, approval of the settlement and the dismissal with prejudice of the actions by, respectively, the Delaware Court of Chancery and the Supreme Court of the State of New York.

Although On2, the On2 directors and Google believe that the Delaware Action and the New York Action are entirely without merit and that they have valid defenses to all claims, On2 and the On2 directors have entered into the MOU in order to minimize the costs associated with this litigation. On2 and the On2 directors said that the proposed settlement is not in any way an admission of any wrongdoing or liability in connection with plaintiffs' allegations and maintain that the On2 directors diligently and scrupulously complied with their fiduciary and other legal duties.

About On2 Technologies, Inc.

On2 creates advanced video compression technologies that power the video in today’s leading desktop and mobile applications and devices. On2 customers include Adobe, Skype, Nokia, Infineon, Sun Microsystems, Mediatek, Sony, Brightcove, and Move Networks. On2 Technologies is headquartered in Clifton Park, NY USA. For more information, visit www.on2.com or www.on2.cn.

Caution Concerning Forward-Looking Statements

Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, statements relating to approval of the settlement, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the risk that the conditions to merger set forth in the agreement and plan of merger will not be satisfied and the transaction will not be consummated; uncertainties as to the timing of the merger; uncertainties as to whether holders of On2 common stock will approve the merger proposal at the On2 special meeting; changes in On2’s business during the period between now and the effective time of the merger that could cause a condition to closing not to be satisfied; as well as other factors detailed in On2’s and Google’s filings with the SEC, including the Registration Statement, and subsequent SEC filings.

Additional Information and Where to Find It

Google has filed the Registration Statement with the SEC in connection with the proposed merger, which includes a preliminary Proxy Statement of On2 and also constitutes a Prospectus of Google. The definitive Proxy Statement/Prospectus will be mailed to On2 stockholders prior to the On2 special meeting. The Registration Statement and the Proxy Statement/Prospectus contain important information about Google, On2, the proposed merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus  (including all amendments and supplements to it) carefully. Investors and security holders may also obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Google and On2 through the web site maintained by the SEC at www.sec.gov and by contacting Google Investor Relations at +1-650-253-7663 or On2 Investor Relations at +1-518-881-4299. In addition, investors and security holders  can obtain free copies of the documents filed with the SEC on Google’s website at investor.google.com and on On2’s website at www.on2.com.

Participants in the Solicitation

Google, On2 and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Google’s executive officers and directors is included in Google’s definitive proxy statement, which was filed with the SEC on March 24, 2009, and information regarding On2’s executive officers and directors is included in On2’s definitive proxy statement, which was filed with the SEC on April 7, 2009. The Proxy Statement/Prospectus for the proposed merger also provides additional information about participants in the solicitation of proxies from On2 stockholders, which participants' interests may differ from On2 stockholders generally. You can obtain free copies of these documents from Google or On2 using the contact information below.

Contacts:

Investor Contact, Google:
Maria Shim
+1-650-253-7663
marias@google.com

Media Contact, Google:
Andrew Pederson
+1-650-450-3896
andrewpederson@google.com

Contact, On2:
Garo Toomajanian
+1-518-881-4299
invest@on2.com